UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

CIRCLE ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

__________________________________________

(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 21, 2011, Circle Entertainment Inc. (the “Registrant”) held its 2011 Annual Meeting of Stockholders at which the stockholders (i) elected six (6) directors to serve on the Registrant’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of L.L. Bradford & Company, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The final stockholder voting results for these matters are as follows:

1.  Election of Directors:

	For	Against	Broker Non-Votes*
Robert F.X. Sillerman	52,715,579	0	28,754,778
Paul C. Kanavos	52,715,579	0	28,754,778
Michael J. Meyer	52,715,579	0	28,754,778
John D. Miller	52,715,579	0	28,754,778
Harvey Silverman	52,715,579	0	28,754,778
Robert Sudack	52,715,579	0	28,754,778

2.  Ratification of the appointment of L.L. Bradford & Company, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes*
52,715,579	0		28,754,778

*Estimate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE ENTERTAINMENT INC.

	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

DATE: July 22, 2011